Exhibit 10.4

SELECTED DEALER AGREEMENT

Delaware Distributors, L.P. (the “Placement Agent”), as the placement agent for Macquarie Energy Transition Infrastructure Fund, L.P., a Delaware limited partnership (the “Master Fund”), and METI TE Feeder, L.P, a Delaware limited partnership (the “Feeder”, together with the Master Fund, the “Fund”), invites you (the “Sub-Placement Agent”) to participate in the offer and sale of limited partnership units of the Fund (“Units”) to certain of the Sub Placement Agent’s qualified customers (“Customers”) subject to the following terms:

1.	Placement Agent Agreement

The Placement Agent has entered into a Placement Agent Agreement with the Fund dated January 28, 2025 (the “Placement Agent Agreement”). Except as otherwise specifically stated herein, all terms used in this Selected Dealer Agreement (this “Agreement”) have the meanings provided in the Placement Agent Agreement.

As described in the Placement Agent Agreement, the Fund is conducting an ongoing private placement offering (the “Offering”) in accordance with Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), which may consist of Class S Units, Class D Units and/or Class I Units. For the avoidance of doubt, any reference to Class S Units, Class D Units, and/or Class I Units shall include each of the Fund’s Class S Units, Class D Units and/or Class I Units and the Feeder’s Class STE Units, Class DTE Units, and/or Class ITE Units. The differences between the classes of Units and the eligibility requirements for each class of Units are described in detail in the Memorandum (as defined herein). The Units are to be offered and sold as described in the Memorandum.

Under the terms of the Offering, as set forth in the confidential Private Placement Memorandum of the Fund (including any supplements and amendments thereto, all financial statements, appendices, and all other documents which are a part thereof) (the “Memorandum”), the Units will be offered and sold at the offering prices per Unit set forth in the Memorandum. In connection with the Offering, the minimum initial subscription amount by any one person shall be as set forth in the Memorandum (except as otherwise accepted by the Placement Agent pursuant to its discretion to accept lesser amounts).

By your acceptance of this Agreement, you will become one of the Sub-Placement Agents referred to in the Placement Agent Agreement between the Fund and the Placement Agent and will be entitled and subject to the indemnification provisions contained in the Placement Agent Agreement, including the provisions of Section 5 of the Placement Agent Agreement wherein the Sub-Placement Agents severally agree to indemnify and hold harmless the Fund, the Placement Agent and each officer and director thereof, and each person, if any, who controls the Fund or the Placement Agent within the meaning of the Securities Act. The Sub-Placement Agent hereby agrees to use its best efforts to sell the Units for cash on the terms and conditions stated in the Memorandum. Nothing in this Agreement shall be deemed or construed to make the Sub-Placement Agent an employee, agent, representative or partner of the Placement Agent, the Fund or any of their respective affiliates, and the Sub-Placement Agent is not authorized to act for the Placement Agent, the Fund or any of their respective affiliates, or to make any representations on their behalf except as set forth in the Memorandum and in the Authorized Sales Materials (as defined below).

The Sub-Placement Agent acknowledges and agrees that none of the Placement Agent, the Fund or any of their respective affiliates are: (a) providing any advice or recommendations to any persons who purchase and/or hold Units through Sub-Placement Agent pursuant to this Agreement (“Investor”); (b) providing any custody services to any person, including any customers or clients of Sub-Placement Agent; and/or (c) acting as broker of record for any persons who purchase and/or hold Units through Sub-Placement Agent pursuant to this Agreement.

2.	Submission of Orders

(a) Each person desiring to purchase Units in the Offering will be required to complete and execute a subscription agreement for an investment in Units (“Subscription Agreement”) and to deliver to the Sub-Placement Agent such completed and executed Subscription Agreement together with a check or wire transfer (“Instruments of Payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Memorandum.

(b) Customers who purchase Units will be instructed by Sub-Placement Agent to make their Instruments of Payment payable to or for the benefit of “Macquarie Energy Transition Infrastructure Fund, L.P.” or “METI TE Feeder, L.P.,” as applicable.

(c) Subscription Agreements received during each month before five (5) business days prior to the first calendar day of the next month will be transmitted to the Fund or its agent as set forth in the Subscription Agreement or as otherwise directed by the Fund at least five (5) business days prior to the first calendar day of the next month, and Sub-Placement Agent shall use commercially reasonable efforts to deliver Instruments of Payment with respect to such transmitted Subscription Agreements at least two (2) business days prior to the first calendar day of the next month, but no later than one (1) business day prior to the first calendar day of the next month, as set forth in the Subscription Agreement or as otherwise directed by the Fund. Subscription Agreements received from subscribers during the five (5) business day period prior to the first calendar day of a month will be transmitted at least five (5) business days prior to the first calendar day of the month after the next month (the “Following Month”), and Sub-Placement Agent shall use commercially reasonable efforts to deliver Instruments of Payment with respect to such transmitted Subscription Agreements at least two (2) business days prior to the first calendar day of the Following Month, but no later than one (1) business day prior to the first calendar day of the Following Month. Purchase orders which include (i) Instruments of Payment received by the Fund at least two (2) business days prior to the first calendar day of the month and (ii) a completed and executed Subscription Agreement in good order received by the Fund or its transfer agent at least five (5) business days prior to the first calendar day of the month (unless waived by the Placement Agent) will be executed as of the first day of such month at a purchase price equal to the Fund’s net asset value (“NAV”) per Unit as of the last calendar day of the immediately preceding month applicable to the class of Units being purchased (as calculated in accordance with the procedures described in the Memorandum).

(d) Any repurchase requests must be made in accordance with the applicable procedures described in the Memorandum, the Fund’s Repurchase Program (as defined in the Memorandum), the Subscription Agreement, and applicable law, rules and regulations.  The parties acknowledge and agree that a repurchase request is not received in “good order” unless the repurchase request and all required documentation is complete and received by the Fund’s transfer agent by the applicable repurchase request deadline described in the Memorandum, the Subscription Agreement or otherwise specified by the Fund in writing.

(e) If the Sub-Placement Agent receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Sub-Placement Agent shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and Instruments of Payment received by the Sub-Placement Agent which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 2. Transmittal of received investor funds will be made in accordance with the procedures set forth in Section 2(c).

(f) Subscription funds may be transmitted to the Fund net of any upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”) subject to the terms and conditions set forth in Schedule I attached hereto.

3.	Pricing

Except as otherwise provided in the Memorandum, which may be amended or supplemented from time to time, the offering price of Units shall be equal to the Fund’s then current NAV per Unit applicable to the class of Units being purchased (as calculated in accordance with the procedures described in the Memorandum). Except as otherwise provided in the Memorandum, for unitholders who participate in the Fund’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of Units that each unitholder owns will be automatically re-invested in additional Units of the same class. Any Units issued pursuant to the DRIP (the “DRIP Units”) will be issued and sold to unitholders of the Fund at a purchase price equal to the most recent available NAV per Unit for such Units at the time the distribution is payable and will be subject to the payment of unitholder servicing fees on such DRIP Units, as applicable to the relevant class of Units. Except as otherwise indicated in the Memorandum or in any letter or memorandum sent to the Sub-Placement Agent by the Fund or the Placement Agent, a minimum initial subscription amount by each unitholder in the Fund of $10,000 and $1,000 for subsequent subscriptions is required unless such minimums are waived by the Placement Agent. The Units are nonassessable.

4.	Sub-Placement Agent Compensation

Except as may be provided in the Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing unitholder services rendered by Sub-Placement Agent hereunder, Sub-Placement Agent is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

5.	Representations, Warranties and Covenants of the Sub-Placement Agent

(a) In addition to the representations and warranties found elsewhere in this Agreement, the Sub-Placement Agent represents, warrants, covenants and agrees that:

(i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Sub-Placement Agent is organized.

(ii) It is empowered under applicable laws and by the Sub-Placement Agent’s organizational documents to enter into this Agreement and perform all activities and services of the Sub-Placement Agent contemplated herein and there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Sub-Placement Agent’s ability to perform under this Agreement.

(iii) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Units, will not constitute a breach of, or default under, any agreement or instrument by which the Sub-Placement Agent is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv) All requisite actions have been taken to authorize the Sub-Placement Agent to enter into and perform this Agreement.

(v) It shall notify the Placement Agent, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Units offered hereunder against Sub-Placement Agent or its principals, affiliates, officers, directors, employees or agents, or any person who controls Sub-Placement Agent, within the meaning of Section 15 of the Securities Act.

(vi) It has developed and will continue to maintain policies and procedures reasonably designed to ensure material compliance with all laws applicable to the Sub-Placement Agent’s obligations under this Agreement.

(vii) As of the date hereof and at any time during the term of this Agreement, any written information about the Sub-Placement Agent that is furnished by the Sub-Placement Agent for inclusion in the Offering Materials (as defined below) does not and will not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(viii) Subject to the Sub-Placement Agent’s compliance with the terms herein (including, but not limited to, Section 5(a)(xii)(D), Section 9(e) and any jurisdictional-specific restrictions set forth in Schedule III), the Sub-Placement Agent is hereby authorized to offer and sell Units in the jurisdictions set forth on Schedule III attached hereto. Except for those jurisdictions listed on Schedule III hereto, the Sub-Placement Agent will not offer, sell or distribute Units, or otherwise make any such Units available, in any jurisdiction outside of the United States or United States territories unless the Sub-Placement Agent receives prior written consent from the Placement Agent.

(ix) It acknowledges that the Placement Agent will enter into similar agreements with other broker-dealers, which does not require the consent of the Sub-Placement Agent.

(x) It is a broker-dealer registered with the Financial Regulatory Authority (“FINRA”) and subject to FINRA Rule 2030 (the “Rule”). The Sub-Placement Agent represents that it has policies and procedures to ensure compliance with the Rule and is currently in compliance with the Rule.  The Sub-Placement Agent further represents that neither it nor any of its Covered Associates (as defined below) has made, directly or indirectly, any contributions that prohibit Sub-Placement Agent from engaging in solicitation activities for compensation under the Rule (a “Triggering Contribution”).  The Sub-Placement Agent hereby agrees that neither it nor any of its Covered Associates will make a Triggering Contribution or violate the Rule while the Sub-Placement Agent is engaged hereunder.  If the Sub-Placement Agent breaches this provision and becomes aware of a Triggering Contribution or a violation of the Rule, it shall promptly provide written notice to the Placement Agent, which notice shall include a description of the nature of the ban or violation. “Covered Associates” means any (A) general partner, managing member or executive officer of the Sub-Placement Agent, as well as any person with a similar status or function, (B) any associated person of the Sub-Placement Agent who engages in distribution or solicitation activities with a government entity, (C) any associated person of the Sub-Placement Agent who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (B) above, and (D) any political action committee controlled by the Sub-Placement Agent or one of its Covered Associates.

(xi) It is (A) duly registered as a broker-dealer with the U.S. Securities and Exchange Commission (the “SEC”) and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is duly registered as a broker-dealer under the laws of each state and, to the extent required, the equivalent thereof in any other jurisdiction or (B) duly registered under the laws and, to the extent required, in any applicable non-U.S. jurisdiction (including the jurisdictions listed on Schedule III), which require such registration in connection with the services to be provided by the Sub-Placement Agent hereunder.

(xii) It will conduct its activities in accordance with all applicable U.S. and non-U.S. securities laws and other applicable legal and regulatory requirements in any jurisdiction where Units are marketed, and the Sub-Placement Agent will not take any action that: (A) constitutes a public offering of or for the Units within the meaning of Section 4(a)(2) of the Securities Act or general solicitation of prospective investors in the Fund within the meaning of Regulation D promulgated thereunder; (B) causes the Offering of the Units to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act; (C) causes the Fund to lose its exemption under Section 3(c)(7) of the Investment Company Act of 1940 (the “Investment Company Act”); or (D) cause the Units to be required to be registered under any non-U.S. laws (including, for the avoidance of doubt, the laws of any jurisdiction listed on Schedule III attached hereto).

(xiii) It covenants that with respect to any statement by the Sub-Placement Agent or any Affiliated Promoter (as defined below) (or any of their respective representatives or agents, in their capacities as such) that it disseminates to any prospective Investor (or any of its representatives or agents, in their capacities as such), in connection with the services or activities performed by the Sub-Placement Agent or any Affiliated Promoter under this Agreement, that is an “endorsement” or “testimonial” (as defined in Rule 206(4)-1 under the Advisers Act (the “Marketing Rule”), of or relating to the Fund, the Feeder, the Adviser or any of its officers or employees (any such statement, a “Promotional Statement”), the Sub-Placement Agent shall use best efforts to ensure, and shall cause any Affiliated Promoter to use best efforts to ensure, that each Promotional Statement: (A) complies with the requirements applicable to “advertisements” under the Marketing Rule (as such term is defined in the Marketing Rule), (B) does not include any untrue statement of material fact, and (C) is not materially misleading, which shall exclude documents and statements prepared by Placement Agent, Adviser (or its affiliates), including the Memorandum, that Placement Agent and Adviser have authorized Sub-Placement Agent to disseminate to prospective Investors (or their representatives or agents) but excluding any information or statement in any of the foregoing that was prepared, added or substantially modified by the Sub-Placement Agent or an affiliate thereof), satisfy clauses (A) through (C) in this sentence. “Affiliated Promoter” means any affiliate of the Sub-Placement Agent (x) to which the Sub-Placement Agent assigns or delegates its rights or obligations under this Agreement, (y) that is engaged or retained by the Sub-Placement Agent in connection with the solicitation or referral of prospective Investors or to otherwise assist the Sub-Placement Agent in performing its obligations or services under this Agreement or (z) that is designated by the Sub-Placement Agent to receive all or a portion of any fees contemplated hereunder, directly or indirectly, in connection with the solicitation or referral of prospective Investors. For the avoidance of doubt, the term “Affiliated Promoter” shall exclude any officer, employee, agent or representative of the Sub-Placement Agent or an Affiliated Promoter who gives or disseminates Promotional Statements solely in his or her capacity as such.

(xiv) It covenants that, at all times during which the Sub-Placement Agent or any Affiliated Promoter gives or disseminates Promotional Statements, the Sub-Placement Agent shall maintain, and shall cause such Affiliated Promoter to maintain, policies and procedures that (A) are reasonably designed to prevent the Sub-Placement Agent, such Affiliated Promoter and any of their respective personnel who give or disseminate Promotional Statements on their behalf from giving or disseminating statements that violate anti-fraud provisions under applicable securities laws and FINRA Rule 2210 and (B) apply to communications by the Sub-Placement Agent and such Affiliated Promoter (as applicable) to prospective Investors that are subject to such anti-fraud provisions and FINRA Rule 2210.

(xv) It covenants that it shall ensure, and shall cause any Affiliated Promoter to ensure, that at the time any Promotional Statement is disseminated to a prospective Investor (or its representative or agent, in their capacities as such), unless such Promotional Statement constitutes a recommendation subject to Rule 15l-1 under the Exchange Act (“Regulation Best Interest”), the Sub-Placement Agent or any Affiliated Promoter (as applicable) or any representative or agent acting on their behalf will disseminate to such prospective Investor (or its representative or agent, as applicable) disclosure that discloses: (A) that the Promotional Statement was given by a current client or investor of Adviser, or that the Promotional Statement was given by a person other than a current client or investor of Adviser, as applicable, (B) that cash or non-cash compensation was provided for the Promotional Statement and (C) a brief statement of any material conflicts of interest on the part of the person giving the Promotional Statement resulting from Adviser’s relationship with such person. Any such disclosure must be made clearly and prominently, it being understood that in order for such disclosure to be made “clearly and prominently” for this purpose, the disclosure must be at least as prominent as the relevant Promotional Statement and must be included within such Promotional Statement itself or, in a case where the relevant Promotional Statement is made orally, provided at the same time as the Promotional Statement.

(xvi) It shall promptly respond to and comply with any request made by Adviser or Placement Agent for information or documentation that would reasonably facilitate the Adviser’s compliance with its obligations under the Marketing Rule and under related recordkeeping provisions of Rule 204-2 under the Advisers Act.

(xvii) Except for Waived Disqualifying Events (as defined herein) disclosed in Schedule V, no Sub-Placement Agent Covered Person (as defined herein) is subject to an event described in Rule 506(d)(1)(i)-(viii) (“Rule 506(d)(1)”) of Regulation D promulgated under the Securities Act (“Disqualifying Events”) that would result in disqualification under Rule 506(d)(1) of the Securities Act of the Fund’s use of the Rule 506 exemption under the Securities Act for the sale of interests therein. For purposes of this section, “Sub-Placement Agent Covered Person” means (A) the Sub-Placement Agent; (B) any person who through Sub-Placement Agent has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; (C) any general partner or managing member of any person described in (A) or (B); (D) any director, executive officer or other officer participating directly or indirectly in the offering of the Units of any person described in (A), (B) or (C); and (E) any Affiliated Promoter. For purposes of the foregoing, “executive officer” shall have the meaning ascribed to it in Rule 504 of the Securities Act. For so long as the Sub-Placement Agent is participating in the Offering, upon the Placement Agent’s request pursuant to this Agreement, the Sub-Placement Agent shall provide the Placement Agent written confirmation that the representations in this Section 5(a)(xvii) are true and correct by delivering a certificate in the form attached hereto as Schedule IV. In addition, the Sub-Placement Agent shall promptly inform the Placement Agent in writing if (x) any of the representations contained in Schedule IV shall no longer be entirely true, accurate and complete in any respect or (y) a Sub-Placement Agent Covered Person is subject to a Disqualifying Event or receives any waivers granted by: (1) the SEC under Rule 506(d)(2)(ii); or (2) any court or regulatory authority under Rule 506(d)(2)(iii).

(xviii) For purposes of this Agreement, “Waived Disqualifying Event” means a Disqualifying Event that would have triggered disqualification under Rule 506(d)(1) except that such Disqualifying Event has been waived by a waiver, order, judgment or decree granted under Rule 506(d)(2)(ii) or (iii) (“Rule 506(d)(2)(ii)-(iii)”) of Regulation D and the Sub-Placement Agent and all Sub-Placement Agent Covered Persons (to the extent applicable) have complied with and are complying with the terms and conditions of any applicable waiver, order judgment or decree and such waiver, order, judgment or decree has not been revoked or further conditioned. The Sub-Placement Agent shall provide the Placement Agent with a copy of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) with respect to a Waived Disqualifying Event. To the extent that a condition of a waiver, order, judgment or decree applicable to a Waived Disqualifying Event requires disclosure to prospective investors in the Partnership, the Sub-Placement Agent agrees that the description on Schedule V hereto of the Waived Disqualifying Event complies with the requirements of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) and the Sub-Placement Agent authorizes the disclosure of any descriptions on Schedule V to current and prospective investors of the Fund.

(xix) It shall promptly notify the Fund and the Adviser if it becomes aware of any future Disqualifying Event with respect to the Sub-Placement Agent or any Sub-Placement Agent Covered Person.

(xx) It shall promptly notify the Fund and the Adviser if it becomes aware of any future event that would give rise to a statutory disqualification, as defined under Section 3(a)(39) of the Exchange Act.

(xxi) Any Subscription Fees charged by Sub-Placement Agent in connection with its sale of Units will be charged in a manner consistent with the Memorandum, applicable law and FINRA rules.

(xxii) Unless prohibited under applicable law, it shall advise the Placement Agent promptly of (a) the receipt by the Sub-Placement Agent of any communication specifically with respect to the offering of Units from the SEC, any state securities commissioner or any other regulatory authority in any other jurisdiction and (b) the threat or commencement of any lawsuit, proceeding or investigation to which the Sub-Placement Agent is a party specifically with respect to the offering of Units.

(xxiii) Notwithstanding any instruction to the contrary, Sub-Placement Agent shall comply with all applicable abandoned property, escheat or similar laws, and none of the Placement Agent, the Fund or the Adviser shall be liable to any party or any unitholder for any funds from the account(s) of any such unitholder’s Units pursuant to this Agreement or any applicable abandoned property, escheat or similar law.

(xxiv) Upon the Placement Agent’s request, it shall provide the Placement Agent, (A) a certificate with such customary representations as the Fund or its counsel may reasonably request, so as to warrant that Sub-Placement Agent’s activities hereunder were carried out in compliance with applicable laws and the terms of this Agreement and (B) such further information and documents as are reasonably necessary or appropriate for the Fund and/or its counsel to determine that the representations and warranties made in this Agreement continue to be true and correct. In addition, Sub-Placement Agent shall promptly inform the Placement Agent in writing if any of the representations contained in the certificate shall no longer be entirely true, accurate and complete in any respect.

(xxv) Throughout the term of this Agreement, the representations and warranties of Sub-Placement Agent in this Agreement shall be true and correct in all material respects. For as long as this Agreement is in effect, Sub-Placement Agent agrees to promptly notify the Placement Agent and the Adviser (as defined below) in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on the Sub-Placement Agent’s part to be performed or satisfied has been breached or not satisfied in any material respect.

6.	Right to Reject Orders or Cancel Sales

(a) All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Fund, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Units. Issuance and delivery of the Units will be made only after actual receipt of payment therefor. If any check or wire is not paid upon presentment, or if the Fund is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Units, the Fund reserves the right to cancel the sale without notice.

(b) If the Sub-Placement Agent has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Sub-Placement Agent agrees to return to the subscriber any selling commission theretofore retained by the Sub-Placement Agent with respect to such order within three (3) days following mailing of notice to the Sub-Placement Agent by the Placement Agent stating the amount owed as a result of rescinded or rejected subscriptions. If the Sub-Placement Agent fails to pay any such amounts, the Placement Agent shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Sub-Placement Agent (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Placement Agent may have in connection with such failure).

7.	Memorandum and Authorized Sales Materials; Compliance with Laws

(a) The Sub-Placement Agent, including any of its principals, directors, officers and employees, is not authorized or permitted to give and will not give, any information or make any representation (written or oral) concerning the Units, the Fund, the Placement Agent, METI GP, LLC (the “General Partner”) and/or Central Park Advisers, LLC (the “Adviser” and, together with the Placement Agent, the Fund and the General Partner, collectively, the “METI US Parties” and each a “METI US Party”), except as set forth in the Memorandum and any additional sales literature, which has been approved in advance in writing by the Placement Agent (collectively, “Authorized Sales Materials”). The Placement Agent will supply Sub-Placement Agent with reasonable quantities of the Memorandum, any supplements thereto and any amended Memorandum, as well as any Authorized Sales Materials (the Memorandum and the Authorized Sales Materials, as the same may be amended or supplemented, are referred to herein collectively as the “Offering Materials”), for delivery to prospective Investors and Investors.

(b) The Sub-Placement Agent agrees it shall have delivered to each prospective Investor to whom an offer to purchase the Units is made, as of the time of such offer, a copy of the Memorandum that has then been supplied to the Sub-Placement Agent by the Placement Agent. The Sub-Placement Agent agrees that it will not send or give any supplement to the Memorandum or any Authorized Sales Materials to an investor unless it has previously sent or given a Memorandum (for the avoidance of doubt, inclusive of all previous supplements thereto and any amended Memorandum) to that investor or has simultaneously sent or given a Memorandum (for the avoidance of doubt, inclusive of all previous supplements thereto and any amended Memorandum) with such supplement to the Memorandum or Authorized Sales Materials. The Sub-Placement Agent agrees that it will not show or give to any Investor or prospective Investor or reproduce any material or writing which is supplied to it by the Placement Agent and marked “broker only,” “Sub-Placement Agent only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units. The Sub-Placement Agent will not show or give to any Investor or prospective Investor in a particular jurisdiction any material or writing that is supplied to it by the Placement Agent if such material bears a legend denoting that it is not to be used in connection with the sale of Units to end investors in such jurisdiction. The Sub-Placement Agent agrees that it will not use in connection with the offer or sale of Units any material or writing which relates to another issuer supplied to it by the Fund or the Placement Agent bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the issuer to which it relates. The Sub-Placement Agent will not use in connection with the offer or sale of Units any materials or writings which have not been previously approved by the Placement Agent, the Adviser or the Fund in writing.

(c) The Sub-Placement Agent agrees to deliver to each Investor making purchases of Units, prior to the time of sale, a copy of the Fund’s then current Memorandum and Subscription Agreement, and may deliver offering materials subject to the terms herein, all as amended from time to time. The Sub-Placement Agent further agrees, on an ongoing basis, to deliver to each Investor copies of all supplements and amendments to the Memorandum that are delivered or made available to the Sub-Placement Agent by the Placement Agent.

(d) With respect to each Investor who purchases Units, the Sub-Placement Agent confirms it: (i) reasonably believes that the information and representations in the Subscription Agreement made by and concerning the Investor identified in the Subscription Agreement are true, correct and complete in all material respects; (ii) has offered the Investor the opportunity to discuss such Investor’s prospective purchase of Units; (iii) has delivered or made available a current Memorandum and related supplements, if any, to such Investor; (iv) has reasonable grounds to believe that the Investor is purchasing the Units for the Investor’s own account; and (v) has a reasonable basis to believe that the purchase of Units is an appropriate investment for such Investor. The above representations shall be true and correct with respect to each Investor as of each date that such Investor’s Subscription Agreement is provided to the Placement Agent.

(e) On becoming a Sub-Placement Agent, and in offering and selling Units, the Sub-Placement Agent agrees to comply with all the applicable requirements imposed upon it under (i) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (ii) all applicable state securities laws and regulations as from time to time in effect, (iii) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Units or the activities of the Sub-Placement Agent pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, 15 U.S.C. §§ 6801 et seq., as may be amended from time to time (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, USA PATRIOT Act of 2001, as amended (the “USA Patriot Act”), and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury (“OFAC”), and (iv) this Agreement and the Memorandum as amended and supplemented. Notwithstanding the termination of this Agreement or the payment of any amount to the Sub-Placement Agent, the Sub-Placement Agent agrees to pay the Sub-Placement Agent’s proportionate share of any claim, demand or liability asserted against the Sub-Placement Agent and the other Sub-Placement Agents on the basis that such Sub-Placement Agents or any of them constitute an association, unincorporated business or other separate entity, including in each case such Sub-Placement Agent’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

(f) Sub-Placement Agent (i) will maintain written policies and procedures covering the delivery of electronic offering documents and the use of electronic signatures, (ii) will comply with all applicable SEC rules and guidelines pertaining to electronic delivery of the Memorandum and Authorized Sales Materials and electronic signature of the Subscription Agreement, (iii) acknowledges that it is acting as an agent of the Fund only with respect to the delivery of the Memorandum and Authorized Sales Materials electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent its actions are in compliance with the Placement Agent Agreement and this Agreement and (iv) will also comply, as applicable, with The Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transaction Act and any other applicable law. In consideration of the foregoing, the Placement Agent hereby agrees that it will not reject a subscription on account of an electronic signature if such signature was obtained in the manner set forth in this Section 7.

8.	License and Association Membership

The Sub-Placement Agent’s acceptance of this Agreement constitutes a representation to the Fund and the Placement Agent that the Sub-Placement Agent is a properly registered or licensed broker-dealer, duly authorized to sell Units under federal and state securities laws and regulations, and foreign laws (including the laws of the jurisdictions listed on Schedule III), if applicable, and in all states or jurisdictions where it offers or sells Units, and a member in good standing of FINRA and that it has obtained all necessary approvals, licenses and permits required for it to enter into this Agreement and engage in the offer and sale of securities of the type represented by the Units and shall maintain such approvals, licenses and permits for so long as this Agreement is in effect, and it further represents and warrants that it will notify the Placement Agent immediately at such time, if any, as it ceases to hold any such necessary approval, license or permit. This Agreement shall automatically terminate if the Sub-Placement Agent ceases to be a member in good standing of FINRA. The Sub-Placement Agent agrees to notify the Placement Agent immediately if the Sub-Placement Agent ceases to be a member in good standing of FINRA. The Sub-Placement Agent will abide by the Rules of FINRA, including FINRA Rules 2040, 2111 and 2121.

9.	Limitation of Offer; Suitability

(a) The Sub-Placement Agent will offer Units (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Memorandum, this Agreement or in any suitability letter or memorandum sent to it by the Fund or the Placement Agent and will only make offers to persons in the jurisdictions in which it is advised in writing by the Placement Agent that the Units are qualified for sale under the respective securities laws of such jurisdiction or that such qualification is not required and in which the Sub-Placement Agent has all required licenses and registrations to offer Units in such jurisdictions (including the jurisdictions listed on Schedule III). In offering Units, the Sub-Placement Agent will comply with the provisions of the Rules set forth in the FINRA Manual, Regulation Best Interest, as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this section shall be construed to relieve the Sub-Placement Agent of its suitability obligations under Regulation Best Interest or FINRA Rule 2111. The Sub-Placement Agent will sell Class S Units, Class D Units and Class I Units only to the extent approved by the Placement Agent as set forth on Schedule I to this Agreement, and to the extent approved to sell Class S Units, Class D Units and Class I Units pursuant to this Agreement, sell such units only to those persons who are eligible to purchase Class S Units, Class D Units and Class I Units as described in the Memorandum. Nothing contained in this Agreement shall be construed to impose upon any METI US Party the responsibility of assuring that prospective Investors meet the suitability standards in accordance with the terms and provisions of the Memorandum. The Sub-Placement Agent shall not purchase any Units for a discretionary account without obtaining the prior written approval of the Sub-Placement Agent’s Customer and such Customer’s completed and executed Subscription Agreement.

(b) The Sub-Placement Agent further represents, warrants and covenants that neither the Sub-Placement Agent, nor any person associated with the Sub-Placement Agent, shall offer or sell Units in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (i) applicable provisions described in the Memorandum; (ii) applicable laws of the jurisdiction of which such investor is a resident; (iii) applicable provisions of Regulation Best Interest; and (iv) applicable FINRA rules. The Sub-Placement Agent agrees to ensure that, in recommending the purchase, sale or exchange of Units to an investor, the Sub-Placement Agent, or a person associated with the Sub-Placement Agent, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Fund) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Sub-Placement Agent, or person associated with the Sub-Placement Agent, that the investor (x) the investor can reasonably benefit from an investment in the Units based on the investor’s overall investment objectives and portfolio structure, (y) is able to bear the economic risk of the investment based on the investor’s overall financial situation and (z) has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Units, (C) the lack of liquidity of the Units, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Fund and (E) the tax consequences of an investment in the Units. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Units or by the beneficiary of such fiduciary account. The Sub-Placement Agent further represents, warrants and covenants that the Sub-Placement Agent, or a person associated with the Sub-Placement Agent, will make every reasonable effort to determine the appropriateness of an investment in Units of each proposed investor, in accordance with the foregoing standards, by reviewing documents and records which, in accordance with applicable law, contain the basis upon which the determination as to the appropriateness of such investment was reached as to each purchaser of Units pursuant to a subscription solicited by the Sub-Placement Agent.

(c) The Sub-Placement Agent will comply with the record-keeping requirements imposed by (i) federal securities laws and the rules and regulations thereunder and (ii) the applicable rules of FINRA, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Units is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Units. The Sub-Placement Agent will, upon request from a regulatory authority to the Sub-Placement Agent or as required under applicable law, furnish such regulatory authority with copies of records of purchase and sales of Units, including Suitability Records.

(d) The Units offered by the Sub-Placement Agent shall be offered only to Customers who are both “accredited investors” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and “qualified purchasers” as such term is defined in Section 2(a)(51) of the Investment Company Act. Neither the Sub-Placement Agent nor any person acting on its behalf, has (i) offered or sold or shall offer or sell the Units by any form of general solicitation or general advertising, including, without limitation, the methods described in Rule 502(c) of Regulation D promulgated under the Securities Act, or (ii) taken or will take any action, directly or indirectly, so as to cause the transactions contemplated by this Agreement to fail to qualify for the exemption under Section 4(a)(2) of the Securities Act. The Sub-Placement Agent shall offer the Units in accordance with U.S. federal securities laws, the securities laws of any state and the securities laws of any other jurisdiction in which it markets or solicits purchasers for such Units. The Sub-Placement Agent shall not knowingly take any action that would place any METI US Party or any affiliate thereof in violation of any U.S. federal or state law. The Sub-Placement Agent shall not refer to any METI US Party or solicit any Customer through the use of any general advertising, publicity, general solicitation, or other similar means.

(e) The Sub-Placement Agent will only make available the Authorized Sales Materials and the Memorandum to qualified clients: (i) with whom it has a “pre-existing, substantive relationship” (as such term is used in related guidance published by the staff of the SEC); and (ii) who meet the financial qualifications, accreditation and suitability standards set forth in the Memorandum or as otherwise required for compliance with applicable local law, regulation and/or tolerated market practice (including, for the avoidance of doubt, accreditation standards and/or minimum investment requirements). For the avoidance of doubt, the Sub-Placement Agent will not engage in marketing, solicitations or any other conduct that elicits obligations to limit the number of offerees and/or investors in accordance with applicable local law, regulation and/or tolerated market practice.

10.	Disclosure Review; Confidentiality of Information

(a) The Sub-Placement Agent shall have reasonable grounds to believe, based on the information made available to it through the Memorandum or other materials, that all material facts are adequately and accurately disclosed in the Memorandum and provide a basis for evaluating the Units. In making this determination, the Sub-Placement Agent shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the General Partner and the Adviser, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Sub-Placement Agent relies upon the results of any inquiry conducted by another member or members of FINRA, the Sub-Placement Agent shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Placement Agent, the General Partner or an affiliate of the General Partner.

(b) It is anticipated that (i) the Sub-Placement Agent and its officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Sub-Placement Agent that are conducting a due diligence inquiry on behalf of the Sub-Placement Agent and (ii) persons or committees, as the case may be, responsible for determining whether the Sub-Placement Agent will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the METI US Parties or their respective affiliates in connection with such Diligence Representatives’ diligence review. Such Diligence Representatives are bound by the terms of this Section 10, and the Sub-Placement Agent will be responsible for any breach by such persons of these confidentiality obligations. For purposes hereof, “Confidential Information” shall mean and include: (A) trade secrets concerning the business and affairs of the METI US Parties or their respective affiliates; (B) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the METI US Parties or their respective affiliates; (C) information concerning the business and affairs of the METI US Parties or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented); (D) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (E) any notes, analyses, compilations, studies, summaries or other material containing or based, in whole or in part, on any information included in the foregoing. The Sub-Placement Agent shall keep, and cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and not use, distribute or copy the same except in connection with the Sub-Placement Agent’s due diligence inquiry. The Sub-Placement Agent shall not disclose, and will cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Sub-Placement Agent’s sales staff, financial Advisers, or any person involved in selling efforts related to the Offering or to any other third party and will not use the Confidential Information in any manner in the offer and sale of the Units. The Sub-Placement Agent shall take all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (x) limiting access to such information to persons who have a need to know such information only for the purpose of the Sub-Placement Agent’s due diligence inquiry and (y) informing each recipient of such Confidential Information of the Sub-Placement Agent’s confidentiality obligation. The Sub-Placement Agent acknowledges that it or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Fund, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Sub-Placement Agent acknowledges that it or its Diligence Representatives may in the future receive Confidential Information, either in individual or collective meetings or telephone calls with the Fund, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Sub-Placement Agent acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Fund to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (1) if approved in writing for disclosure by the Fund or the Placement Agent, (2) pursuant to a subpoena or as required by law, or (3) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided, that the Sub-Placement Agent shall notify the Placement Agent in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (2) and (3) of this sentence.

11.	Sub-Placement Agent’s Compliance with Anti-Money Laundering Rules and Regulations

(a) The Sub-Placement Agent hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act, and the implementing rules and regulations promulgated thereunder in connection with broker/Sub-Placement Agents’ anti-money laundering obligations (the “AML Rules and Regulations”). The Sub-Placement Agent hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. The Sub-Placement Agent further represents that its AML Program, at a minimum, (1) designates a compliance officer to administer and oversee the AML Program, (2) provides ongoing employee training, (3) includes an independent audit function to test the effectiveness of the AML Program, (4) establishes internal policies, procedures, and controls that are consistent with Sub-Placement Agent’s obligations under this Agreement, (5) includes a customer identification program consistent with the rules under section 326 of the USA Patriot Act, (6) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (7) provides for compliance with applicable economic sanctions issued by the U.S., including without limitation those administered and enforced by OFAC, the U.K., including without limitation those administered and enforced by Her Majesty’s Treasury, the E.U., E.U. member states and the U.N. (collectively “Economic Sanctions”), including, without limitation, screening all new and existing Customers and Customer’s beneficial owners, if any, against the list of specially designated nationals and blocked persons, and any other government list that is or becomes required under the Economic Sanctions, and (8) prescribes that appropriate regulators be permitted to examine the Sub-Placement Agent’s AML books and records and that the Sub-Placement Agent will promptly fulfill appropriate requests by such regulators for information about Sub-Placement Agent’s AML Program. Customer identification information will be retained for a period of not less than five years, following the termination of the customer’s relationship with the Sub-Placement Agent. The Sub-Placement Agent further has policies and procedures reasonably designed to comply with the Financial Crimes Enforcement Network’s Customer Due Diligence Rule, including identifying and verifying the identity of beneficial owners of legal entity customers, and the Sub-Placement Agent will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Sub-Placement Agent has implemented policies, procedures and internal controls reasonably designed to identify higher risk clients, and to perform enhanced due diligence on such clients, including politically exposed persons. In accordance with such implemented policies, procedures and internal controls, applicable laws and regulations and its AML Program, the Sub-Placement Agent shall monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing.

(b) Upon request by the Placement Agent at any time, the Sub-Placement Agent shall promptly furnish (i) a copy of its AML Program to the Placement Agent for review, (ii) a copy of the findings and any remedial actions taken in connection with the Sub-Placement Agent’s most recent independent testing of its AML Program and (iii) written re-certification that the Sub-Placement Agent has implemented its AML Program and performed all other obligations of the Sub-Placement Agent pursuant to the terms of this Section 11. The Sub-Placement Agent agrees to notify the Placement Agent immediately if the Sub-Placement Agent is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

(c) The Sub-Placement Agent hereby acknowledges and agrees that it (and not any METI US Party or the Fund’s transfer agent or other service provider) is responsible for reviewing and monitoring Customers and complying with AML Rules and Regulations, including customer identification program requirements, with respect to Customers in connection with this Agreement.

(d) The Sub-Placement Agent does not know or have any reason to suspect that any of the beneficial owners, controllers, authorized persons, or other entities associated with any Customer investing in the Fund (including any beneficial owner(s) thereof): (i) appears on OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) is named on any list of sanctioned entities or individuals pursuant to E.U. and/or U.K. regulations (as the latter are extended by statutory instrument to the Cayman Islands by Statutory Instrument); (iii) is operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations, OFAC, the E.U., the U.S. and/or the U.K. apply; or (iv) is otherwise subject to sanctions imposed by, or is a party with which the Fund is prohibited to deal with under the laws of, the United Nations, OFAC, the E.U. or the U.K., which may be amended from time to time (collectively, a “Sanctions Subject”).

(e) The Sub-Placement Agent does not know or have any reason to suspect that the monies used to fund any Customer’s investment in the Fund is derived, directly or indirectly, from, invested for the benefit of, or related in any way to: (i) any criminal, terrorist or other illegal activities, including but not limited to, money laundering activities, whether under U.S. law or otherwise; and/or (ii) a Sanctions Subject (or are made on behalf of, or are controlled by, such persons).

(f) The Sub-Placement Agent covenants that, should any Customer and/or beneficial owner(s) thereof become at any time during their investment in the Fund a Sanctions Subject, the Sub-Placement Agent shall immediately notify the General Partner of such, which shall include the identity of such Sanctions Subject. The Sub-Placement Agent agrees to promptly provide the Fund, the Placement Agent, the General Partner or their respective delegate(s) with such additional information as may be requested by the Fund, the General Partner, the Placement Agent or its delegate to enable the Fund to satisfy its responsibilities under applicable law. The Sub-Placement Agent agrees and acknowledges that, among other remedial measures, (i) the Fund may be obligated to “freeze the account” with respect to the portion of an investment by any Customer, either by restricting participation by the Customer and/or segregating the assets of the Customer in order to comply with governmental regulations and/or if the Placement Agent determines in its good faith that such action is in the best interests of the Customer; and (ii) the Fund may be required to report such action or confidential information relating to the Customer (including, without limitation, disclosing the Customer’s identity) to regulatory authorities.

(g) The Sub-Placement Agent shall notify the Fund promptly in writing should the Sub-Placement Agent become aware of any material change in the information set forth in this Section 11.

12.	Privacy

(a) The Sub-Placement Agent will abide by and comply in all respects with (i) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

(b) The parties hereto acknowledge that from time to time, the Sub-Placement Agent may share with the Fund and the Fund may share with Sub-Placement Agent nonpublic personal information (as defined under the GLBA) of customers of the Sub-Placement Agent. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. The Sub-Placement Agent shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Sub-Placement Agent served as the broker-dealer of record for such customer’s account. None of the Sub-Placement Agent or the METI US Parties will disclose nonpublic personal information of any customers who have opted out of such disclosures, except (i) to service providers (when necessary and as permitted under the GLBA), (ii) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (iii) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 12. Except as expressly permitted under the FCRA, the Sub-Placement Agent agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

(c) The Sub-Placement Agent shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event the Sub-Placement Agent or any METI US Party expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section 12, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 12, shall be prohibited.

(d) The Sub-Placement Agent shall implement commercially reasonable measures in compliance with industry best practices designed (i) to assure the security and confidentiality of nonpublic personal information of all customers; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (iv) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (v) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. The Sub-Placement Agent will cause all its agents, representatives, affiliates, subcontractors, or any other party to whom the Sub-Placement Agent provides access or discloses nonpublic personal information of customers, to implement appropriate measures designed to meet the objectives set forth in this Section 12.

13.	Sub-Agents

(a) The Sub-Placement Agent shall not engage or retain, or assign or delegate its rights or obligations hereunder to, any affiliated or unaffiliated sub-agent to assist the Sub-Placement Agent the offer, sale, marketing or promotion of Units without the prior written approval of the Placement Agent (“Sub-Agents”).

(b) The Sub-Placement Agent undertakes to cause each approved Sub-Agent to enter into an agreement with the Sub-Placement Agent, which agreement shall include all of the undertakings, agreements, representations, warranties and covenants made by the Sub-Placement Agent to the METI US Parties hereunder mutatis mutandis. Such agreement shall also prohibit further delegation unless the prior written consent of the Placement Agent is given. The Sub-Placement Agent shall review the services provided by each of its Sub-Agents (if any) on an ongoing basis and make each Sub-Agent (if any) aware of the requirement to review the services provided by each Sub-Agent’s delegate (if any) on an ongoing basis.

(c) Upon the request of the Placement Agent, the Sub-Placement Agent shall provide the Placement Agent with a copy of any such Sub-Agent agreement and/or a certificate from the Sub-Placement Agent to the effect that the Sub-Placement Agent is in compliance with Section 13(b) with respect to such Sub-Agent. The Sub-Placement Agent undertakes to terminate with immediate effect the appointment of any Sub-Agent upon the instruction of the Placement Agent. The Sub-Placement Agent shall remain liable for any act (or failure to act) of any of its Sub-Agents that would be a breach of the terms of this Agreement had it been committed or taken by the Sub-Placement Agent.

(d) The Sub-Placement Agent hereby covenants, represents and warrants to the Placement Agent that no portion of the fees received by the Sub-Placement Agent in connection with its services hereunder shall be remitted or otherwise paid to any third party (including any finder or lobbyist) by the Sub-Placement Agent, other than a Sub-Agent as provided in the sentence above, without the prior written consent of the Placement Agent, which may be given or withheld in the Placement Agent’s sole discretion.

14.	Sub-Placement Agent’s Undertaking to Not Facilitate a Secondary Market in the Units

The Sub-Placement Agent acknowledges that there is no public trading market for the Units and that there are limits on the ownership, transferability and repurchase of the Units, which significantly limit the liquidity of an investment in the Units. The Sub-Placement Agent also acknowledges that the Repurchase Program provides only a limited opportunity for investors to have their Units purchased by the Fund and that the General Partner may, in its sole discretion, amend, suspend, or terminate the Repurchase Program at any time in accordance with the terms of the Repurchase Program. The Sub-Placement Agent hereby agrees that so long as the Fund is offering Units under Regulation D under the Securities Act, the Sub-Placement Agent will not facilitate any transfers except in compliance with applicable law or engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Units without the prior written approval of the Placement Agent.

15.	Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

16.	Termination

(a) This Agreement will be effective as of its date of acceptance by the Placement Agent and will remain in full force and effect for so long as this Agreement is not terminated by either party hereto pursuant to the terms hereof.

(b) This Agreement and the parties’ obligations hereunder may be terminated by either the Placement Agent or the Sub-Placement Agent for any reason or no reason upon giving thirty (30) days’ prior written notice thereof to the other party; provided, however, that in the event either party hereto does not perform any obligation or materially breaches any covenant under this Agreement and does not perform such obligation or cure such breach (only to the extent such breach is curable) within five (5) business days from receipt of notice of such breach from the other party, or any representation and warranty hereunder on the part of a party hereto is incomplete or inaccurate in any respect (such event is referred to herein as a “Breach” and such party is referred to as the “Breaching Party”), this Agreement and the other party’s obligations hereunder may be immediately terminated by such other party by written notice thereof to the Breaching Party.

(c) Upon becoming aware of a Disqualifying Event with respect to a Sub-Placement Agent Covered Person (unless a waiver has been obtained and/or the relevant Sub-Placement Agent Covered Person has been timely terminated or no longer performs a role with respect to Sub-Placement Agent that would cause such person to be a Sub-Placement Agent Covered Person for purposes of Rule 506(d) of the Securities Act), the Placement Agent may, in its sole discretion, terminate this Agreement (such termination, a “Disqualifying Event Termination”), which Disqualifying Event Termination shall be effective as of the date of the occurrence of the Disqualifying Event. Notwithstanding any termination of this Agreement, the obligations of the parties pursuant to the indemnity, confidentiality and choice of law and jurisdiction provisions of this Agreement shall survive any termination hereof and remain operative and in full force and effect. For the avoidance of doubt, in the event of a Disqualifying Event Termination, the METI US Parties shall cease to be obligated to pay the Sub-Placement Agent any fees in connection with any subscriptions made on or after the occurrence of such Disqualifying Event.

(d) This Agreement will terminate automatically if the Placement Agent or the Sub-Placement Agent ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if the Placement Agent’s or the Sub-Placement Agent’s registration or license under the Exchange Act or any state securities laws or regulations is terminated or suspended. Each of the Placement Agent and the Sub-Placement Agent shall have the right to terminate this Agreement immediately if the other party is subject to an investigation under the Foreign Corrupt Practices Act of 1977, as amended, or any similar law of any relevant jurisdiction, or the rules and regulations thereunder. Each party agrees to notify the other party immediately if any of these events, as applicable, occurs.

(e) The Sub-Placement Agent will immediately suspend or terminate its offer and sale of Units upon the request of the Fund or the Placement Agent at any time and may resume its offer and sale of Units hereunder upon subsequent request of the Fund or the Placement Agent.

(f) The respective agreements and obligations of the Placement Agent and the Sub-Placement Agent set forth in Sections 4, 6, 7, and 14 through 22 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

17.	Use of Fund and Macquarie Names

The Sub-Placement Agent will not, without the written consent of the Placement Agent in each instance: (a) use in advertising, publicity or otherwise the name of any METI US Party, “Macquarie”, any affiliate of any METI US Party, or any director, officer or employee of any METI US Party, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any METI US Party or affiliates thereof; or (b) represent, directly or indirectly, that any product or any service provided by the Sub-Placement Agent has been approved or endorsed by any METI US Party or affiliates thereof. Further, the Placement Agent reserves the right to withdraw its consent to the use of any METI US Party’s or any affiliate of any METI US Party’s name at any time and to request to review any materials generated by the Sub-Placement Agent that use any METI US Party’s or any affiliate of any METI US Party’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

18.	Notice

Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier, or (d) electronic mail. All such notices shall be addressed, as follows:

If to the Placement Agent:	Delaware Distributors, L.P.
Attn: [ ]
100 Independence
610 Market Street
Philadelphia, PA 19106
E-mail: [ ]

With a copy, which shall not constitute notice, to:

Macquarie Energy Transition Infrastructure Fund, L.P.
Attn: [ ]
660 Fifth Avenue
New York, New York 10154
E-mail: [ ]

If to the Adviser:	Central Park Advisers, LLC
Attn: [ ]
345 Park Avenue, 27th Floor
New York, New York 10154
E-mail: [ ]

If to the General Partner:	METI GP, LLC
Attn: [ ]
345 Park Avenue, 27th Floor
New York, New York 10154
E-mail: [ ]

If to the Fund:	Macquarie Energy Transition Infrastructure Fund, L.P.
Attn: [ ]
660 Fifth Avenue
New York, New York 10103
E-mail: [ ]

If to Sub-Placement Agent:	To the address specified by the Sub-Placement Agent herein.

19.	Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Sub-Placement Agent and countersigned by the Placement Agent. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

20.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute the Sub-Placement Agent as an employee, agent or representative of, or in association with or in partnership with, the Placement Agent, the Fund or the other Sub-Placement Agents; instead, this Agreement shall only constitute the Sub-Placement Agent as a Sub-Placement Agent authorized by the Placement Agent to sell the Units according to the terms set forth in the Memorandum as may be amended and supplemented from time to time and in this Agreement.

21.	Electronic Communications

The Placement Agent and its affiliates may send electronic communications to the Sub-Placement Agent and its representatives for the monitoring, development and management of the business relationship and related communications with the Sub-Placement Agent and its representatives (“Business Purposes”). The Sub-Placement Agent shall, where requested by its representatives: (a) inform the representatives that Placement Agent and its affiliates may send them communications for Business Purposes, (b) make the Placement Agent and its affiliate’s privacy notice available to the representatives, which is available at: [ ], and (c) inform the representatives that they can opt-out of such communications. For the purposes of this section, “representative” means any person representing, or whom the Placement Agent and its affiliates reasonably believes is representing, the Sub-Placement Agent, including any financial advisers.

22.	Miscellaneous

(a) Each of the Fund, the General Partner, the Adviser and their respective affiliates shall be third-party beneficiaries of this Agreement, entitled to enforce the provisions hereof directly against the Sub-Placement Agent as if a party hereto.

(b) The METI US Parties may be irreparably harmed if the Sub-Placement Agent’s obligations hereunder are not specifically enforced and the METI US Parties would not have an adequate remedy at law in the event of an actual or threatened violation by the Sub-Placement Agent of its obligations hereunder. Therefore, the Placement Agent shall be entitled to seek an injunction and/or specific performance for any actual or threatened violation or breach by the Sub-Placement Agent of this Agreement, without the posting of any bond, and such other relief as may be available at law or equity, including the right to recover all losses or damages suffered by the METI US Parties resulting from any such breach or threatened breach.

(c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing such provision, and the rights and obligations of the parties hereto will be construed and enforced accordingly.

(d) This Agreement has been jointly drafted by the parties hereto, after negotiations and consultations with their respective counsel. This Agreement will not be construed more strictly against one or more parties than against any other party.

(e) This Agreement (including the Schedules hereto) represents the entire understanding and agreement between the parties hereto regarding the offer and sale of Units and supersedes any and all prior negotiations, representations and agreements, whether written or oral related thereto.

(f) This Agreement may be amended at any time by the Placement Agent by written notice to the Sub-Placement Agent, and any such amendment shall be deemed accepted by the Sub-Placement Agent upon placement of an order for sale of Units by such Sub-Placement Agent’s Customer after the Sub-Placement Agent has received such notice.

(g) This Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Neither the Placement Agent nor the Sub-Placement Agent may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, and any purported assignment or other transfer of any such rights or obligations without such consent will be null and void.

(h) This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which together will constitute but one and the same document.

(i) Headings or captions of this Agreement are for reference only and are not to be construed in any way as part of this Agreement, nor in the interpretation of this Agreement.

* * * * *

PLACEMENT AGENT:

DELAWARE DISTRIBUTORS, L.P.

By:
Name:	[ ]
Title:	Authorized Signatory

Date:

Signature Page to Selected Dealer Agreement

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or Sub-Placement Agent and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. IDENTITY OF SUB-PLACEMENT AGENT:

Entity Name: _________________________________

Type of entity:

(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer in all States:	Yes	No

If no, list all States licensed as broker-dealer:

Tax ID #:

2. Person to receive notices delivered pursuant to the Selected Sub-Placement Agent Agreement.

Name:

Company:

Address:

City, State and Zip:

Telephone:

Email:

AGREED TO AND ACCEPTED BY THE SUB-PLACEMENT AGENT:

(Sub-Placement Agent’s Firm Name)

By:

Signature

Name

Title:

Date:

Signature Page to Selected Dealer Agreement

SCHEDULE I
ADDENDUM TO
SELECTED SUB-PLACEMENT AGENT AGREEMENT WITH
DELAWARE DISTRIBUTORS, L.P.

Name of Sub-Placement Agent: _________________________________

The following reflects the subscription fee, placement fee and unitholder servicing fee arrangements as agreed upon between Delaware Distributors, L.P. (the “Placement Agent”) and Sub-Placement Agent, effective as of the effective date of the Selected Sub-Placement Agent Agreement (the “Agreement”) between the Placement Agent and Sub-Placement Agent in connection with the offering of Units of Macquarie Energy Transition Infrastructure Fund, L.P. (the “ Master Fund”) and METI TE Feeder, L.P. (the “Feeder” and together with the Fund, the “Fund”). For the avoidance of doubt, any reference to Class S Units, Class D Units, and/or Class I Units shall include each of the Fund’s Class S Units, Class D Units and/or Class I Units and the Feeder’s Class STE Units, Class DTE Units, and/or Class ITE Units, unless otherwise indicated herein.

Subscription Fees.

Sub-Placement Agent may charge upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fee”), on purchases and sales of Units on such Sub-Placement Agent’s brokerage platform, as set forth in “Unit Class Election” below, to the extent the Memorandum discloses that such fees may be charged for the relevant class of Units. Any Subscription Fee, including upfront placement fees or selling commissions, charged by Sub-Placement Agent in connection with its sale of Units will be charged in a manner consistent with the Memorandum and applicable law and FINRA rules. Purchases and sales of such Units may only be executed as purchases or repurchases between the Customer and the Fund. Sub-Placement Agent shall not execute trades of Units between Customers. For the avoidance of doubt, subscription funds may be transmitted to the Fund net of any Subscription Fees.

Placement Fees.

In connection with the sale and subscription of the Units in the Fund by the Sub-Placement Agent, the Placement Agent agrees to pay, or to cause an affiliate to pay, to the Sub-Placement Agent a placement fee (the “Placement Fee”) on the following basis:

(i) The Placement Fee shall be an amount equal to 1% of the aggregate accepted subscription amount of the Units distributed or sold by or through the Sub-Placement Agent (not including any upfront selling commissions charged directly by, and/or reallocated to, the Sub-Placement Agent) under this Agreement.

(ii) The Placement Fee will be calculated on first day of December of each calendar year (each a “Placement Fee Calculation Date”), with respect to all subscriptions meeting the requirements of paragraph (i) above made within the preceding twelve-month period.

(iii) The Sub-Placement Agent will send the Placement Agent an invoice within sixty (60) calendar days after each Placement Fee Calculation Date, setting out the Placement Fee amount together with supporting calculations (an “Invoice”). Such Invoice will include the details of the bank account into which the Placement Fee will be paid, and will be sent to the Placement Agent by e-mail to [ ] to the attention of [ ] (or as otherwise agreed by the parties hereto from time to time).

(iv) Payment of the Placement Fee is contingent upon the Placement Agent receiving an Invoice from the Sub-Placement Agent in respect of the Placement Fee. Subject to paragraph (v) below, Invoices shall be payable within ninety (90) calendar days of receipt.

(v) In the event of any discrepancy between the Placement Fee amount stated in the Invoice and the Placement Fee amount calculated by the Placement Agent, the Sub-Placement Agent will cooperate with the Placement Agent to resolve any such discrepancy, and the Invoice shall be payable within ninety (90) calendar days of such resolution. The Sub-Placement Agent agrees to cooperate with the reasonable requests of the Placement Agent in order to verify the sale of Units made by the Sub-Placement Agent.

(vi) The Sub-Placement Agent acknowledges and agrees that the Placement Agent (or any affiliate thereof) will not be required to make any duplication of payments of the Placement Fee for the same Units, and the Placement Agent’s (or any affiliate’s) obligation to pay the Placement Fee will be deemed satisfied when payment is made to the Sub-Placement Agent.

Terms and Conditions of the Servicing Fees.

The payment of the unitholder servicing fee (“Servicing Fees”) to Sub-Placement Agent is subject to terms and conditions set forth herein and the Memorandum as may be amended or supplemented from time to time. If Sub-Placement Agent elects to sell Class S Units and/or Class D Units, eligibility to receive the Servicing Fee with respect to the Class S Units and/or Class D Units, as applicable, sold by the Sub-Placement Agent is conditioned upon Sub-Placement Agent acting as broker-dealer of record with respect to such Units and complying with the requirements set forth below, including providing unitholder and account maintenance services with respect to such Units.

(i) the existence of an effective Selected Sub-Placement Agent Agreement or ongoing Servicing Agreement (as defined below) between the Placement Agent and the Sub-Placement Agent, and

(ii) the provision of the following services with respect to the Class S Units and/or Class D Units, as applicable, by the Sub-Placement Agent:

1.	assistance with recordkeeping, in accordance with Sub-Placement Agent’s then existing requirements, including maintaining records for and on behalf of Sub-Placement Agent’s Customers reflecting transactions and balances of Units owned,

2.	answering investor inquiries regarding the Fund, including distribution payments and reinvestments,

3.	helping investors understand their investments upon their request, and

4.	tender offers. For the avoidance of doubt, Sub-Placement Agent’s Customers shall submit tender offers directly to the Fund or its agent.

For the avoidance of doubt, Sub-Placement Agent is not to be considered the official books and records keeper of the Fund. In connection with this provision, the Sub-Placement Agent agrees to reasonably cooperate to provide certification to the Fund, the Placement Agent, and its agents (including its auditors) confirming the provision of services to each particular class of unitholders upon reasonable request.

Sub-Placement Agent hereby represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements and is providing the above-described services.

In the event of termination of the Agreement, the Placement Agent and Sub-Placement Agent shall promptly enter into a Servicing Agreement on reasonable and customary terms mutually agreed upon by Sub-Placement Agent and the Placement Agent to provide for the continuation of these services by Sub-Placement Agent and the continuation of the payment by the Placement Agent of the Servicing Fee with respect to the units for which Sub-Placement Agent continues to act as broker of record.

Subject to the conditions described herein, the Placement Agent will reallocate to Sub-Placement Agent the Servicing Fee in an amount described below, on Class S Units or Class D Units, as applicable, sold by Sub-Placement Agent. To the extent payable, the Servicing Fee will be payable monthly in arrears as provided in the Memorandum. All determinations regarding the Sub-Placement Agent’s compliance with the listed conditions in this Schedule I will be made by the Placement Agent in good faith in accordance with the terms of this Agreement.

Notwithstanding the foregoing, subject to the terms of the Memorandum, at such time as the Sub-Placement Agent is no longer the broker-dealer of record with respect to such Class S or Class D Units or the Sub-Placement Agent no longer satisfies any or all of the conditions set forth above, then Sub-Placement Agent’s entitlement to the Servicing Fees related to such Class S and/or Class D Units, as applicable, shall cease in, and Sub-Placement Agent shall not receive the Servicing Fee for, that month or any portion thereof (i.e., Servicing Fees are payable with respect to an entire month without any proration). Sub-Placement Agent-Sub-Placement Agent transfers will be made effective as of the last business day of a month.

Thereafter, such Servicing Fees may be reallocated to the then-current broker-dealer record of the Class S and/or Class D Units, as applicable, if any such broker-dealer of record has been designated (the “Servicing Sub-Placement Agent”), to the extent such Servicing Sub-Placement Agent has entered into a Selected Sub-Placement Agent Agreement or similar agreement with the Placement Agent (“Servicing Agreement”) and such Selected Sub-Placement Agent Agreement or Servicing Agreement with the Servicing Sub-Placement Agent provides for such reallocation. In this regard, all determinations will be made by the Placement Agent in good faith in its sole discretion. The Sub-Placement Agent is not entitled to any Servicing Fee with respect to Class I Units.

General

Servicing Fees due to the Sub-Placement Agent pursuant to this Agreement will be paid to Sub-Placement Agent within 30 days after receipt by the Placement Agent. Sub-Placement Agent, in its sole discretion, may authorize Placement Agent to deposit Servicing Fees or other payments due to it pursuant to this Agreement directly to its bank account. If Sub-Placement Agent so elects, the Sub-Placement Agent shall provide such deposit authorization and instructions in Schedule II to this Agreement.

The parties hereby agree that the foregoing Subscription Fees and Servicing Fees are not in excess of the usual and customary brokers’ commission received in the sale of securities similar to the Units, that the Sub-Placement Agent’s interest in the Offering is limited to (i) such Subscription Fee from its customers and (ii) Servicing Fee and Placement Fee from the Placement Agent or its affiliate.

Sub-Placement Agent waives any and all rights to receive compensation, including the Servicing Fee, until it is paid to and received by the Placement Agent. Sub-Placement Agent affirms that the Placement Agent’s liability for Servicing Fees is limited solely to the proceeds of the Servicing Fee receivable from the Fund and Sub-Placement Agent hereby waives any and all rights to receive any reallowance of the Servicing Fee due until such time as the Placement Agent is in receipt of the Servicing Fee from the Fund. Sub-Placement Agent affirms that neither the Fund nor the Placement Agent have any obligation to the Sub-Placement Agent with respect to any Subscription Fees or other fees, including upfront selling commissions or placement fees, Sub-Placement Agent may charge to a Customer.

Sub-Placement Agent shall furnish Placement Agent and the Fund with such information as shall reasonably be requested by the Fund with respect to the fees paid to Sub-Placement Agent pursuant to this Schedule I, and Sub-Placement Agent shall notify Placement Agent if Sub-Placement Agent is not eligible to receive Subscription Fees and/or Servicing Fees at the time of purchase.

Unit Class Election

CHECK EACH APPLICABLE BOX BELOW IF SUB-PLACEMENT AGENT ELECTS TO PARTICIPATE IN THE LISTED Unit CLASS

The Fund

☐ Class S Units	☐ Class D Units	☐ Class I Units

The Feeder

☐ Class S-TE Units	☐ Class D-TE Units	☐ Class I-TE Units

The following reflects the Subscription Fee arrangement and/or the Servicing Fees as agreed upon between the Placement Agent and the Sub-Placement Agent for the applicable Unit Class.

______ (Initials)	No upfront selling commission but Sub-Placement Agents may charge a Subscription Fee up to 3.5% of the NAV per Class S Unit sold in the Offering	By initialing here, the Sub-Placement Agent hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Units.
______ (Initials)	Servicing Fee of 0.85% per annum of the aggregate NAV of outstanding Class S Units as of the last day of each month	By initialing here, the Sub-Placement Agent agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Sub-Placement Agent choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Sub-Placement Agent represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.
______ (Initials)	No upfront selling commission but Sub-Placement Agents may charge a Subscription Fee up to 1.5% of the NAV per Class D Unit sold in the Offering	By initialing here, the Sub-Placement Agent hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Units.
______ (Initials)	Servicing Fee of 0.25% per annum of the aggregate NAV of outstanding Class D Units as of the last day of each month	By initialing here, Sub-Placement Agent agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Sub-Placement Agent choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Sub-Placement Agent represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

IN WITNESS WHEREOF, the parties hereto have caused this addendum to be executed as of the date first written above.

“PLACEMENT AGENT”

DELAWARE DISTRIBUTORS, L.P.

By:
Name:
Title:

“SUB-PLACEMENT AGENT”

(Print Name of Sub-Placement Agent)

By:
Name:
Title:

SCHEDULE II
TO
SELECTED SUB-PLACEMENT AGENT AGREEMENT WITH
delaware distributors, L.P.

NAME OF ISSUER: MACQUARIE ENERGY TRANSITION INFRASTRUCTURE FUND, L.P. METI TE FEEDER, L.P.

NAME OF SUB-PLACEMENT AGENT:

SCHEDULE TO AGREEMENT DATED:

Sub-Placement Agent hereby authorizes the Placement Agent or its agent to deposit servicing fees and other fees due to it pursuant to the Selected Sub-Placement Agent Agreement to its bank account specified below. This authority will remain in force until Sub-Placement Agent notifies the Placement Agent in writing to cancel it. In the event that the Placement Agent deposits funds erroneously into Sub-Placement Agent’s account, the Placement Agent is authorized to debit the account with no prior notice to Sub-Placement Agent for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“SUB-PLACEMENT AGENT”

(Print Name of Sub-Placement Agent)

By:

Name:

Title:

Date:

SCHEDULE III
TO
SELECTED SUB-PLACEMENT AGENT AGREEMENT WITH
delaware distributors, L.P.

None.

SCHEDULE IV

TO
SELECTED SUB-PLACEMENT AGENT AGREEMENT WITH
delaware distributors, L.P.

Offering Certificate

[DATE]

[__], together with its affiliates (“Sub-Placement Agent”), hereby certifies to Macquarie Energy Transition Infrastructure Fund, L.P. and METI TE Feeder, L.P. (collectively, the “Fund”) as follows:

1.	The limited partnership units (the “Units”) in the Fund, have not been offered by Sub-Placement Agent by any form of general solicitation or general advertising, including (without limitation) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising.

2.	Sub-Placement Agent has maintained an accurate record of all offerees to whom Sub-Placement Agent has distributed a copy of the Memorandum relating to the Fund.

3.	After reasonable due inquiry and to the best of Sub-Placement Agent’s knowledge, none of (i) Sub-Placement Agent, (ii) to Sub-Placement Agent’s knowledge after factual inquiry with reasonable care, any person who through Sub-Placement Agent has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, (iii) any general partner or managing member of any person described in (i) or (ii), or (iv) any director, executive officer or other officer participating directly or indirectly in the offering of the Units, of any person described in (i), (ii) or (iii) (each, a “Covered Person”) are subject to an event described in Rule 506(d)(1)(i)-(viii) of Regulation D promulgated under the Securities Act that has occurred on or after [____].

This Certificate is delivered for the benefit of the Fund and Simpson Thacher & Bartlett LLP only, and may not be relied upon by any other person for any purpose whatsoever.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

(Print Name of Sub-Placement Agent)

By:

Name:

Title:

SCHEDULE V

TO
SELECTED SUB-PLACEMENT AGENT AGREEMENT WITH
delaware distributors, L.P.

DISCLOSURE OF DISQUALIFYING EVENT

None.

The parties agree that additional disclosures may be added to this Schedule V at a future date with the consent of the parties. The parties further agree that all disclosures provided as part of this Schedule V will be provided to potential investors consistent with the requirements of Regulation D of the Securities Act.